EXHIBIT 24.2

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in the Registration Statements Nos. 33-34590, 33-75338 and 33-19027 of DI Industries, Inc. on Form S-8 and Registration Statements Nos. 333-14783, 333-6077 and 333-2043 of DI Industries, Inc. on Form S-3, of our report dated March 28, 1996, appearing in this Annual Report on Form 10-K of DI Industries, Inc. for the year ended December 31, 1996.

Deloitte & Touche LLP

Houston, Texas
March 24, 1997